UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2007

ATS Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51552	11-3747850
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

7915 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 506-0088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In March 2007 the Compensation Committee of the Board of Directors considered what adjustments, if any, should be made to the compensation for Dr. Edward H. Bersoff, who became the Registrant’s Chairman, President and Chief Executive Officer upon the closing of the acquisition of Advanced Technology Systems, Inc. (“ATS”) in January.  The Committee determined that, due to the Registrant’s stock repurchase program and other factors, the Registrant’s financial position and other circumstances following the acquisition of ATS are different from those contemplated in the spring of 2006, when Dr. Bersoff and the Registrant initially agreed to proposed terms of employment effective upon the acquisition of ATS.  Due to these different circumstances Dr. Bersoff and the Compensation Committee agreed to modify the terms of employment generally agreed to in the spring of 2006.  The modified terms are briefly described below and reflected in the Employment Agreement and Restricted Share Agreement attached hereto as Exhibits 10.1 and 10.2.  There was not previously a written employment agreement between the Registrant and Dr. Bersoff.

The Employment Agreement provides that Dr. Bersoff will serve as the Registrant’s Chairman and Chief Executive Officer for a period of approximately one year (the “CEO Period”) and thereafter as Chairman of the Board until December 31, 2011 (the “Chairman Only Period”).  During the CEO Period Dr. Bersoff’s base compensation will be $300,000 per year, with a performance-based incentive compensation opportunity of up to 65% of base compensation.  The criteria governing entitlement to incentive compensation are to be agreed upon between Dr. Bersoff and the Compensation Committee of the Board of Directors.  Dr. Bersoff’s reduced level of base compensation during the Chairman Only Period, as well as any incentive compensation payable to Dr. Bersoff during that period, are also to be agreed upon by Dr. Bersoff and the Compensation Committee of the Board of Directors.  The Employment Agreement includes customary provisions concerning proprietary information, non-competition and rights upon termination, including termination by Dr. Bersoff for “good reason,” by the Registrant for “cause,” and following a “change in control,” as each of those terms is defined in the Employment Agreement.

The Restricted Share Agreement awards 150,000 shares of restricted stock to Dr. Bersoff with 20% of such shares vesting on December 31, 2007 and each anniversary thereof, subject to accelerated vesting in the event of a “change of control” as defined in the Restricted Share Agreement.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement with Dr. Edward H. Bersoff dated March 19, 2007

10.2	Restricted Share Award Agreement with Dr. Edward H. Bersoff dated March 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       March 21, 2007

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement with Dr. Edward H. Bersoff dated March 19, 2007

10.2	Restricted Share Award Agreement with Dr. Edward H. Bersoff dated March 19, 2007